SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549

                                       Form S-8
                               REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933


                                  UNIVAR CORPORATION
                (Exact name of registrant as specified in its charter)


                     Delaware                               91-0816142
          (State or other jurisdiction of               (I.R.S.Employer
           incorporation or organization                Identification No.)


             6100 Carillon Point, Kirkland, Washington            98033
            (Address of Principal Executive Office)           (Zip Code)


          UNIVAR CORPORATION 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             (Full title of the plan)


                                  William A. Butler
                 Vice President, General Counsel, and Corporate Secretary
                                 6100 Carillon Point
                                  Kirkland, WA 98033
                      (Name and address of agent for service)

                                    (206) 889-3990
               (Telephone number, including area code, of agent for service)

                             Copies of all communications to:

                                    Mark R. Beatty
                                 Preston Gates & Ellis
                             5000 Columbia Seafirst Center
                                   701 Fifth Avenue
                                  Seattle, WA  98104
                                    (206) 623-7580

                             CALCULATION OF REGISTRATION FEE

                                     Proposed
                                     Maximum      Proposed
Title of                             Offering     Maximum         Amount of
Securities to be     Amount to be    Price Per    Aggregate     Registration
Registered           Registered      Share *      Offering Price    Fee
- ------------------   ------------    ---------    ------------- ------------
Common Stock         150,000         $9.9375      $1,490,625.00   $514.01
$.33-1/3 par value   Shares

     *Average of high and low trading prices as reported on the New York Stock Exchange on May 25, 1994.

     The Exhibit Index appears after the Signature Page of this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     (a)     The Company's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act, or either the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or the Company's effective Registration Statement on Form 10 filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's document referred to in (a) above.

     (c) The description of the Company's sole class of securities, which is contained in a Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 5.  Interests of Named Experts and Counsel.

     Legal matters in connection with the securities offered hereby were passed upon by Preston Gates & Ellis, Seattle, Washington. Lawyers in the firm participating in the matter beneficially own, in the aggregate and individually, less than $50,000 of the Company's common stock.

Item 6.  Indemnification of Directors and Officers.

     Article VI of the Bylaws of the Company authorize the Company to indemnify any present or former officer or director to the fullest extent not prohibited by the General Corporation Law of Delaware.
Section 145 of the General Corporation Law of Delaware authorizes a corporation to indemnify its officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

     In addition, the Company maintains directors' and officers' liability insurance under which the Company's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 8.  Exhibits.

      Exhibit Number                    Description

            4                           Univar Corporation 1993 Non-
                                        Employee Director
                                        Stock Option Plan

            5                           Opinion of Counsel regarding
                                        legality

            23.1                        Consent of Counsel (included in
                                        Exhibit 5)

            23.2                        Consent of Independent Public
                                        Accountant

            24                          Power of Attorney


Item 9.  Undertakings.

     (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on this 31st day of May, 1994.

          UNIVAR CORPORATION



          By:/s/ James W. Bernard
                 President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature               Title                                   Date

/s/ James W. Bernard    President, Chief Executive Officer,     May 31,
1994
                        Director (Principal Executive Officer)

/s/ Gary E. Pruitt      Vice President-Finance and Treasurer    May 31,
1994
                        (Principal Financial and
                        Principal Accounting Officer)


Richard E. Engebrecht )
Sjoerd D. Eikelboom   )
Roger L. Kesseler     )                       By: /s/ William A. Butler
Curtis P. Lindley     )                       Attorney in Fact
N. Stewart Rogers     )      Each as          Pursuant to Power of
Attorney
Robert S. Rogers      )      Director         Dated October 22, 1993
Andrew V. Smith       )
William K. Street     )
Roy E. Wansik         )                       Dated May 31, 1994
Nicolaas J. Westdijk  )
James H. Wiborg       )

EXHIBIT INDEX

        Exhibit Number                  Description

            4                           Univar Corporation 1993 Non-
                                        Employee Director
                                        Stock Option Plan

            5                           Opinion of Counsel regarding
                                        legality

            23.1                        Consent of Counsel (included in
                                        Exhibit 5)

            23.2                        Consent of Independent Public
                                        Accountant

            24                          Power of Attorney